UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            August 17, 2016

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2016, Robert E. Wisniewski was appointed as Executive Vice President and Chief Financial Officer of AMREP Corporation (the “Company”) effective as of November 1, 2016.

Effective on November 1, 2016, Clifford R. Martin, the Company’s current Vice President and Chief Financial Officer, will become Treasurer of the Company and Chief Financial Officer of its Palm Coast Data LLC subsidiary.

Prior to being appointed Executive Vice President and Chief Financial Officer of the Company, Mr. Wisniewski, age 63, was Controller of the Equipment & Systems Division of Coperion from May 2014 through March 2015, Vice President, Finance of Coperion Corporation from July 2014 through March 2015, General Manager of Coperion K-Tron Pitman, Inc. from November 2012 through September 2014 and Vice President and Chief Financial Officer of Coperion K-Tron from 2010 through May 2014. The Coperion entities, each of which is a subsidiary or operating unit of Hillenbrand, Inc. (a New York Stock Exchange listed company), manufacture process and material handling equipment and systems. From 2009 to 2010, Mr. Wisniewski was Senior Vice President and Chief Financial Officer of K-Tron International, Inc., a NASDAQ Global Market company, which was acquired by Hillenbrand in 2010. Prior to his work with the Coperion entities and K-Tron International, Inc., Mr. Wisniewski held various accounting and financial positions in multiple industries. He has a B.S. degree in Economics from the Wharton School of the University of Pennsylvania and is a certified public accountant who spent 11 years at Ernst & Whinney (now Ernst & Young) earlier in his career.

As Executive Vice President and Chief Financial Officer, Mr. Wisniewski will earn a base salary of $225,000 per year. He will be entitled to the same benefits as the other executives of the Company, except that Mr. Wisniewski also will receive a cash allowance of $10,000 per year in lieu of his participation in the Company’s health and dental insurance program.  Mr. Wisniewski is expected to work part-time for the Company through October 31, 2016. In addition, the Company approved and awarded to Mr. Wisniewski 7,500 restricted shares of common stock of the Company under the AMREP Corporation 2006 Equity Compensation Plan. The award of restricted shares of common stock will vest one-third on August 18, 2017, one-third on August 18, 2018 and one-third on August 18, 2019, subject to the continued employment of Mr. Wisniewski on each vesting date.

Item 7.01. Regulation FD Disclosure.

On August 18, 2016, the Company announced the appointment of Mr. Wisniewski as Executive Vice President and Chief Financial Officer of the Company. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01. The information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 18, 2016, issued by AMREP Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: August 18, 2016	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 18, 2016, issued by AMREP Corporation.